Gaia Announces Preliminary Fourth Quarter and Full Year 2024 Results and Sets Conference Call for Monday, March 10, 2025, at 4:30 p.m. ET

BOULDER, CO, February 24, 2025 — Gaia, Inc. (NASDAQ: GAIA) (“Gaia” and/or the “Company”), a conscious media and community company, will conduct a conference call on Monday, March 10, 2025, at 4:30 p.m. Eastern time (2:30 p.m. Mountain time) to discuss its financial results for the fourth quarter and full year ended December 31, 2024. The Company will report its financial results in a press release prior to the call.

Ahead of the call, Gaia reaffirms the pre-announced financial figures from its February 5, 2025, 8-K filing, detailing the $8.0 million underwritten stock offering. The company highlighted strong revenue growth and positive free cash flow for Q4 and the full year, demonstrating operational efficiency and marking a key milestone in Gaia’s sustainable growth strategy:

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Q4 2024 Revenue: Expected to reach $24.4M, reflecting +18% year-over-year growth
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Q4 2024 Operating Cash: Expected to be $2.6M and Free Cash Flow of $0.6M
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Full Year 2024 Revenue: Expected to total $90.4M, a +12% increase year-over-year
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Full Year 2024 Operating Cash: Expected to be $6.9M and Free Cash Flow of $2.7M

Gaia management will host the conference call, followed by a question and answer period.

Date: Monday, March 10, 2025

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-877-269-7751

International dial-in number: 1-201-389-0908

Conference ID: 13751007

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via ir.gaia.com.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through March 24, 2025.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13751007

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and

Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles covering a collection of categories which range from transformation &

spiritual growth, healing and alternative therapies, to yoga & mediation, ancient hidden history, metaphysics and the unexplained. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2023. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of device platforms for streaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats; our ability to remediate the material weaknesses in our internal control over financial reporting and technical accounting; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with generally accepted accounting principles in the United States of America (GAAP), the financial information included in this release contains non-GAAP financial measures, including Free Cash Flow. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated. Free Cash Flow represents net cash provided by operating activities plus cash paid for interest payments, less cash used in investing activities, plus cash from non-core business activities. We believe Free Cash Flow is also useful as one of the bases for comparing the Gaia’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, Gaia’s calculation of Free Cash Flow might not necessarily be comparable to such other similarly titled captions of other companies. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(in thousands)	2024	2023	2024	2023

Net cash (used in) provided by operating activities	$409	$1,415	$4,264	$2,685
Cash paid for interest	141	141	403	394
Net cash used in investing activities	(1,361)	(1,066)	(13,881)	(2,975)
Change in cash from non-core business activities	950	105	11,050	213
Free cash flow	$139	$595	$1,836	$317